UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2022

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA	01803-4238
(Address of principal executive offices)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of completing the audit of the consolidated financial statements to be filed as part of its Annual Report on Form 10-K for the fiscal year ending December 31, 2021 (the “Annual Report”), CIRCOR International, Inc. (the “Company”) and the Company’s independent registered public accounting firm Ernst & Young LLP uncovered accounting irregularities in the financial statements with respect to the Company’s Pipeline Engineering business unit, which is a part of its Industrial reportable segment. The Company, together with an outside law firm and an independent forensic accounting firm, and under the oversight of the Audit Committee of the Company’s Board of Directors (the “Board”), is conducting a review of the financial statements of this business unit.

On March 13, 2022, the Company’s management and the Audit Committee reached a determination that the Company’s previously issued consolidated financial statements and related disclosures for (i) the years ended December 31, 2018, December 31, 2019 and December 31, 2020 included in its Annual Reports on Form 10-K, (ii) each of the quarterly and year-to-date periods for 2020 and (iii) the quarterly and year-to-date periods for the nine months ended October 3, 2021 should no longer be relied upon because of certain misstatements contained in those consolidated financial statements.

The Company’s management is also in the process of assessing the effectiveness of its internal control over financial reporting and its disclosure controls and procedures. Although the assessment is not yet complete, the review is likely to result in one or more material weaknesses in the Company’s internal control over financial reporting during the applicable periods; the assessment will be included in the Annual Report.

The Company’s management and the Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal period 2020 through current and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal year 2019 and prior fiscal periods.

The Company issued a press release regarding the matters described in this Item 4.02. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

By press release dated March 14, 2022, the Board announced it was reviewing strategic alternatives available to the Company. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company does not intend to comment further on the process unless and until the Board has determined that such disclosure is appropriate or required. The exploration of strategic alternatives may not result in any transaction or strategic change.

Cautionary Note Regarding Forward-Looking Statements. The press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes at the end of the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	CIRCOR Files Form 12b-25 and Announces Review of Potential Strategic Alternatives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.
March 14, 2022	/s/ Jessica W. Wenzell
Jessica W. Wenzell
General Counsel & Chief People Officer